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                                                                 EXHIBIT 10.19.1

                                  AMENDMENTS TO
                               VISTEON CORPORATION
               SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (THE "SERP")

     Effective January 1, 2005, Section 2.04 of the SERP is hereby amended to read as follows:

          (a) Subject to the earning-out conditions set forth in Article VI, supplemental benefits, in the amount determined under Section 2.03, shall be payable out of the Company's general funds as follows: a lump sum payment, equal to seven months of supplemental benefits, shall be made on the first day of the seventh month following the Participant's termination of employment after satisfying the eligibility requirements set forth in
     Section 2.01, or as soon thereafter as practicable; thereafter, supplemental benefits shall be paid monthly, commencing on the first day of the eighth month following the Participant's termination of employment. Payments to a Participant hereunder shall cease at the end of the month in which the Participant dies. There is no pre-retirement or post-retirement death benefit payable under this Article II following the death of the Participant.

          (b) Notwithstanding subparagraph (a) above, the Company may permit a Participant during the calendar year 2005 to elect to partially terminate participation and receive an immediate distribution (in 2005) of six months of supplemental benefit payments. Remaining supplemental benefit payments to a Participant who makes such an election with the consent of the Company shall be made monthly, commencing on the first day of the seventh month following the Participant's termination of employment.

     Effective January 1, 2005, Section 3.04 of the SERP is amended to read as follows:

          (a) The Participant's monthly supplemental benefit shall be paid by the Participating Employer as follows: a lump sum payment, equal to seven months of supplemental benefits, shall be made on the first day of the seventh month following the Participant's termination of employment or as soon thereafter as practicable; thereafter, the supplemental benefit shall be paid to the person receiving payment of the corresponding benefit under the BalancePlus Program with each payment being made, as nearly as practicable, at the same time as the corresponding benefit from the BalancePlus Program, but no sooner than the first day of the seventh month following the Participant's termination of employment. The interest rates, mortality factors, annuity conversion factors, early commencement reductions, assumptions for converting from one form of benefit to another, and all other actuarial conversion and adjustment factors, shall be the same as those applicable in calculating the Participant's actual annuity benefit under the BalancePlus Program.

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          (b) Notwithstanding subparagraph (a) above, the Company may permit a
     Participant during the calendar year 2005 to elect to partially terminate participation and receive an immediate distribution (in 2005) of six months of supplemental benefit payments. Remaining supplemental benefit payments to a Participant who makes such an election with the consent of the Company shall be made to the person receiving payment of the corresponding benefit under the BalancePlus Program with each payment being made, as nearly as practicable, at the same time as the corresponding benefit from the BalancePlus Program, but no sooner than the first day of the seventh month following the Participant's termination of employment.

     Effective January 1, 2005, subparagraph (a) of Section 4.03 of the SERP is amended to read as follows:

          (a) Subject to the earning-out conditions set forth in Article IV, Conditional Annuities, in the amount determined under Section 4.02, shall be payable out of the Company's general funds monthly beginning on the first day of the month when Participant's retirement benefit under any Retirement Plan or under the Company's Executive Separation Allowance Plan begins, but not sooner than the seventh month following the Participant's termination of employment. If Conditional Annuity payments otherwise payable are delayed pursuant to this paragraph, a lump sum equal to the delayed payments shall be paid on the first day of the seventh month following the Participant's termination of employment after satisfying the eligibility requirements set forth in Section 2.01, or as soon thereafter as practicable, and remaining Conditional Annuity payments shall be paid monthly, commencing on the first day of the seventh month following the Participant's termination of employment. Except as provided in Section 4.04, payments with respect to a Participant hereunder shall cease at the end of the month in which the Participant dies.

     Effective January 1, 2005, Section 4.03 of the SERP is amended to add subparagraph (c) to read as follows:

          (c) Notwithstanding subparagraph (a) above, the Company may permit a Participant during the calendar year 2005 to elect to partially terminate participation and receive an immediate distribution (in 2005) of six months of Conditional Annuity payments. Remaining Conditional Annuity payments to a Participant who makes such an election with the consent of the Company shall be made monthly in accordance with subparagraph (a) above, but commencing no sooner than the first day of the seventh month following the Participant's termination of employment.


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     Subparagraph 5.01(c) of the SERP is amended to read as follows:

          (c) The supplemental benefit under subsection (a) above shall be paid as follows: a lump sum payment, equal to seven months of supplemental benefit payments, shall be made on the first day of the seventh month following the Participant's termination of employment, or as soon thereafter as practicable; thereafter, the supplemental benefit shall be paid in the same form and for the same duration as is paid the Participant's benefit under the General Retirement Plan of Ford Motor Company, but no sooner than the first day of the seventh month following the Participant's termination of employment. Notwithstanding the foregoing, the Company may permit a Participant during the calendar year 2005 to elect to partially terminate participation and receive an immediate distribution (in 2005) of six months of supplemental benefit payments. Remaining supplemental benefit payments to a Participant who makes such an election with the consent of the Company shall be made monthly, commencing on the first day of the seventh month following the Participant's termination of employment. The supplemental benefit under subsection (b) above shall be paid in accordance with Article II of this Plan as if the benefit had been initially calculated under that Article.

     Subparagraph (b) of Section 5.02 of the SERP is hereby amended to read as follows:

     The additional benefit shall be paid at the same time and in the same form as the Participant's benefit under the Visteon Corporation Pension Parity Plan is paid, and shall be subject to all of the other terms of the conditions of the Visteon Pension Plan and the Visteon Corporation Pension Parity Plan as if the additional benefit were actually accrued under such plans.


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